Exhibit 99.2

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2006	[LOGO]
Shareholders’ Meeting

[GRAPHIC]

[LOGO]	Performance Ratios

				2005 vs 2004
	2003	2004	2005	$ Change	% Change

Net Income	$4,583	$5,330	$6,210	$880	16.5%

Earnings Per Diluted Share	$0.77	$0.83	$0.96	$0.13	15.7%

Return on Assets	1.04%	1.10%	1.10%

Return on Common Equity	16.05%	16.32%	16.29%

Efficiency Ratio	66.59%	64.51%	61.53%

	Q1	Q1
	3/31/2005	3/31/2006	$ Change	% Change

Net Income	$1,310	$1,657	$347	26%

Earnings Per Diluted Share	$0.20	$0.25	$0.05	25%

Return on Assets	1.03%	1.08%

Return on Common Equity	14.63%	16.26%

Efficiency Ratio	66.37%	65.25%

Experienced Management Team

Name	Title	Years Banking Experience

Jim Hughes, CPA	President and CEO	24

Alan Bedner, CPA	Executive VP, CFO	12

Mike Bono	Executive VP, Corporate Development	37

Mike Downes	Executive VP, CLO	20

John Kauchak	Executive VP, COO	25

Kelly Stashko	Executive VP, Information Technology	19

Recent Highlights

•                  Unity recorded record profits - $6.2 million, ROE 16.29%

•                  10th consecutive year of SBA Awards

•                  Third largest SBA lender in NJ (based on volume)

•                  30th largest SBA lender in the United States (based on volume)

•                  Gold award from NJ District Office

•                  Bronze award from New York City Office

•                  Opening of a New York Loan Production Office in Long Island.

•                  Planned expansion into Middlesex and Washington, New Jersey.

•                  Renovations of  branch network.

•                  Acquisition of the Phillipsburg branch.

•                  Announcement of Fork’s Township branch.

Strategic Objectives

•                  Consistently outperform our peers (Return on Equity)

•                  Focus on Deposit & Loan Growth / Margin Management

•                  Continue to be a leader in SBA lending

•                  DeNovo growth strategy - 1 to 3 branches per year

•                  Effective Capital Management.

Unity Footprint

Branch Locations:

1 Clinton

2 Bridgewater

3 Colonia

4 Edison

5 Flemington

6 Highland Park

7 Linden

8 North Plainfield

9 Phillipsburg

10 Scotch Plains

11 South Plainfield

12 Springfield

13 Union

14 Whitehouse

Opening Soon:

15 Middlesex

16 Washington

17 Pennsylvania

[GRAPHIC]

Financial Presentation

Net Income

In thousands

[CHART]

Income Statement

In thousands

	2004	2005	Change	3/31/2005	3/31/2006	Change

Net interest income	$19,158	$22,234	16.1%	$5,265	$6,053	15.0%
Provision for loan losses	1,175	1,850	57.4%	300	300	0.0%
Non-interest income	7,629	8,190	7.4%	1,791	2,002	11.8%
Non-interest expense	17,230	18,676	8.4%	4,648	5,256	13.1%
Net income before tax	8,382	9,898	18.1%	2,108	2,499	18.5%
Tax expense	3,052	3,688	20.8%	798	842	5.5%
Net income	$5,330	$6,210	16.5%	$1,310	$1,657	26.5%

Net income per diluted share	0.83	0.96	15.7%	0.20	0.25	25.0%

Return on Average Assets	1.10%	1.10%		1.03%	1.08%
Return on Average Equity	16.32%	16.29%		14.63%	16.26%
Efficiency Ratio	64.50%	61.50%		66.37%	65.25%

Total Assets

In millions

[CHART]

Total Loans

In millions

[CHART]

Loans by Type

12/31/04

[CHART]

SBA	16.9%

Commercial	55.6%

Res Mortgage	16.1%

Consumer	11.4%

12/31/05

[CHART]

SBA	17.5%

Commercial	58.1%

Res Mortgage	13.8%

Consumer	10.6%

Asset Quality

	2003	2004	2005	3/31/2006
Nonperforming assets	5,722	4,436	4,539	3,781

ALLL/Total Loans	1.58%	1.57%	1.54%	1.52%

ALLL/NPL	99.20%	143.14%	158.04%	197.50%

NPL/Total Loans	1.59%	1.10%	0.97%	0.77%

Net Charge-Off Ratio	0.11%	0.19%	0.17%	0.06%

Net Interest Margin

[CHART]

	2002	2003	2004	2005	3/31/06
Prime Rate	4.25%	4.00%	5.25%	6.75%	7.75%

Total Deposits

In millions

[CHART]

Shareholders’ Equity

In millions

[CHART]

Capital Ratios

[CHART]

Key Investment Appeals

Ratios

	Quarter December 31, 2005
	Unity	Peer Avg*
Performance Ratios (%):
ROAA	1.10	0.76
ROAE	16.29	8.63
Net Interest Margin	4.17	3.92
Efficiency Ratio	61.53	69.91

Market Ratios:
Price/Earnings (x)	16.72	21.15
Price/Book (%)	244.29	180.06
Dividend Yield (%)	1.36	1.10

*              Peer data includes 40 Public Commercial Banks in New Jersey. Data as of or for the
period ending December 31, 2005. Pricing Data as of March 31, 2006.

Stock Performance Chart

[CHART]

History of 5% Stock Dividends

Announced	Record Date	Paid

5/26/2005	6/15/2005	6/30/2005

5/27/2004	6/15/2004	6/30/2004

1/27/2003	2/26/2003	3/12/2003

History of 5% Stock Dividends

Announced	Record Date	Paid

4/27/2006	6/16/2006	6/30/2006

5/26/2005	6/15/2005	6/30/2005

5/27/2004	6/15/2004	6/30/2004

1/27/2003	2/26/2003	3/12/2003

Cash Dividends Declared

[CHART]

Key Investment Appeals

•                  Top Quartile Performance Ratios

•                  Continued Earnings Momentum

•                  Focus on Deposit and Loan Growth

•                  Leader in SBA Lending

•                  Insider Ownership

•                  Attractive Valuation

•                  Expansion Strategy

•                  Growing Market Share in Attractive Markets

[GRAPHIC]